SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
McDonald's Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

McDonald's Corporation

2003 Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683

1.
Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2.
Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.
Enter the last four digits of the U.S. social security number or the U.S. taxpayer identification number for this account followed by the pound sign.

4.
The company that you are voting is McDonald's Corporation.

5.
Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

6.
To vote all proposals in accordance with the recommendations of the Board of directors, press 1. If you wish to vote on one proposal at a time, press 2.

    If 1, go to 10.

    If 2, go to 7.

7.
Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

    If 1, go to 8.
    If 2, go to 8.
    If 3, go to     Director Exception.

      Director Exception

      Enter the 2-digit number next to the nominee from whom you would like to withhold your vote, followed by the pound key. Or, if you have completed voting on directors, press the pound key again.

        If pound key entered, go to 8.
        If valid nominee number, go to         Next Nominee.

      Next Nominee

      To withhold your vote from another nominee enter the 2-digit number next to the nominee followed by the pound key. Or if you have completed voting on directors press the pound key again.

        If pound key entered, go to 8.
        If valid nominee number, go to         Next Nominee.

      Invalid Nominee Number

      You have entered an invalid nominee number.

        {Go to Next Nominee.}

8.
Item # 2. To vote for, press 1; against, press 2; to abstain, press 3.

    If 1, go to 9.
    If 2, go to 9.
    If 3, go to 9.

9.
Item # 3. To vote for, press 1; against, press 2; to abstain, press 3.

      If 1, go to 10.
      If 2, go to 10.
      If 3, go to 10.

10.
You have cast your vote as follows:

{Playback the appropriate vote for this proxy card.}

      Default Playback

      You have voted in the manner recommended by the board of directors.

      Director Proposal Playback

      For all nominees
      Or
      For all nominees except for the following nominee numbers
      Or
      Withhold For all nominees

      For/Against/Abstain Proposal Playback

      Item # {For -- Against -- Abstain}

11.
To confirm your vote, press 1. To cancel your vote, press 2.

    If 1, go to 13.
    If 2, go to 12.

12.
Your vote has been cancelled. If you wish to vote this card or another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

13.
Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

      No Key Pressed

      Go to the same item (repeat three times); otherwise, go to Error.

      Invalid Number

      Go to the same item (repeat three times); otherwise, go to Error.

      Error

      We are unable to process your request at this time. Thank you for calling.

        {Call ends.}